UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2016 (March 2, 2016)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1501 Broadway, 8th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 3, 2016, Tremor Video, Inc., or the Company, issued a press release announcing its financial results for the quarter and year ended December 31, 2015.

In addition, as more fully discussed below in Item 4.02, on March 2, 2016, the Company concluded that its previously filed interim financial statements as of and for the quarterly periods ending March 31, June 30, and September 30, 2015, or the Relevant Periods, should no longer be relied upon. The Company’s press release includes restated financial results for the Relevant Periods.   Following the restatement, previously reported gross profit, net loss and Adjusted EBITDA are unchanged for the Relevant Periods.

The Company’s press release is furnished as Exhibit 99.1 to this report. The information included in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 2, 2016, management and the Audit Committee of the Board of Directors of the Company, or the Audit Committee, determined that the Company’s interim financial statements previously issued by the Company with respect to the Relevant Periods should no longer be relied upon.

After receiving a comment letter from the Securities and Exchange Commission, or the Commission, in connection with standard periodic reviews by the Commission of the Company’s Form 10-K for the Fiscal Year Ended March 31, 2014 and Form 10-Q for the Quarterly Period Ended September 30, 2015, the Company conducted a further review of its financial statements and engaged in discussions with the Commission and Ernst & Young LLP, the Company’s auditors.  In particular, the Company reviewed certain technical accounting guidance affecting the presentation of revenue and costs of revenue as they relate to the Company’s supply side platform, or SSP, which was introduced to market in the first quarter of 2015.

Based on this review, and considering the evolution of the product offering during the course of the year, the Company concluded that revenue generated by its SSP should be reported net of inventory costs rather than on a gross basis, as had been previously reported.  As a result, the Audit Committee determined that the Company’s previously issued quarterly financial statements for the Relevant Periods should be restated to reflect the booking of revenue attributable to the Company’s SSP on a net instead of a gross basis.  The corrections have the effect of decreasing both revenue and cost of revenue in a like amount in the quarterly financial statements for each Relevant Period. Gross profit, net loss and Adjusted EBITDA remained unchanged for the Relevant Periods as a result of the restatement.

The Company intends to include restated income statements for the Relevant Periods in its upcoming 2015 Form 10-K, which will be filed as soon as practicable after the completion of the audit for the year ended December 31, 2015.

In connection with the restatement described above, the Company’s Chief Executive Officer and Chief Financial Officer concluded that a material weakness in internal control over financial reporting existed as of the end of each of the Relevant Periods and as of December 31, 2015.

The Audit Committee has discussed the matters described in this Item 4.02 with Ernst & Young LLP, the Company’s auditors.

Forward-Looking Statements

This Current Report contains forward-looking statements, including, but not limited to, statements regarding the Company’s current expectations, which involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the changes in accounting treatment described above, and other risks detailed from time to time in the Company’s filings with the Commission. The Company cautions the reader that these factors, as well as other factors described in the Company’s filings with the Commission, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect actual outcomes.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes the following exhibit:

99.1 Press release dated March 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: March 3, 2016	By:	/S/ John Rego
John Rego
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated March 3, 2016.